Exhibit 10.11

LEASE

by and between

BRE-BMR OBERLIN LP,

a Delaware limited partnership

and

IAMBIC THERAPEUTICS, INC.,

a Delaware corporation

Table of Contents

1.	Lease of Premises.	1
2.	Basic Lease Provisions	3
3.	Term	5
4.	Possession and Commencement Date.	5
5.	Condition of Premises	8
6.	Rentable Area.	9
7.	Rent.	10
8.	Rent Adjustments; Free Rent Period.	11
9.	Operating Expenses.	11
10.	Taxes on Tenant’s Property.	16
11.	Security Deposit.	16
12.	Use.	19
13.	Rules and Regulations, CC&Rs, Parking Facilities and Amenities Facility.	22
14.	Project Control by Landlord.	24
15.	Quiet Enjoyment	25
16.	Utilities and Services.	25
17.	Alterations.	29
18.	Repairs and Maintenance.	31
19.	Liens.	34
20.	Estoppel Certificate	35
21.	Hazardous Materials.	35
22.	Odors and Exhaust	39
23.	Insurance.	40
24.	Damage or Destruction.	44

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25.	Eminent Domain.	46
26.	Surrender.	47
27.	Holding Over.	48
28.	Indemnification and Exculpation.	48
29.	Assignment or Subletting.	49
30.	Subordination and Attornment.	53
31.	Defaults and Remedies.	54
32.	Bankruptcy	59
33.	Brokers.	60
34.	Definition of Landlord	60
35.	Limitation of Landlord’s Liability.	61
36.	Joint and Several Obligations	61
37.	Representations	61
38.	Confidentiality	62
39.	Notices	62
40.	Miscellaneous.	63
41.	Option to Extend Term	66

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LEASE

THIS LEASE (this “Lease”) is entered into as of this 24th day of July, 2023 (the “Execution Date”), by and between BRE-BMR OBERLIN LP, a Delaware limited partnership (“Landlord”), and IAMBIC THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
WHEREAS, Landlord owns certain real property (the “Property”) and the improvements on the Property located at 5555, 5601, 5626 and 5627 Oberlin Drive, San Diego, California, including the buildings located thereon; and
B.
WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises commonly known as Suite 120 (the “Premises”) located on the first (1st) floor of the building at 5627 Oberlin Drive, San Diego, California (the “Building”), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1. Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, the other buildings located on the Property, and the Amenities Facility (as defined below), are hereinafter collectively referred to as the “Project.” All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Project generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All portions of the Project that are for the non-exclusive use of tenants of the Project generally, including driveways, sidewalks, parking areas, landscaped areas, certain applicable service corridors, stairways, elevators, public restrooms and public lobbies (but excluding Building Common Area), and the amenities facility (the “Amenities Facility”) in which Landlord currently provides certain amenities (the “Amenities Facility Services”), are collectively hereinafter referred to as “Project Common Area.” The Building Common Area and Project Common Area are collectively referred to herein as “Common Area.”

1.2. Amenities Facility Services. The Amenities Facility Services shall include certain services and amenities as elected to be provided by Landlord from time to time, which may include (but shall not be limited to) conference space, fitness center (with showers and lockers), patio space and landscaped plaza space.

1.3. Amenities Facility Operating Costs. Tenant’s Amenities Facility Percentage of the Amenities Facility Operating Costs (as such terms are defined below) shall be includible in Tenant’s Pro Rata Share of Operating Expenses (as such terms are defined below) payable by Tenant in accordance with Article 9 below. Notwithstanding the foregoing, if Landlord elects to permanently close the Amenity Facility such that it no longer operates as an amenity facility with Landlord having no intention to reopen it (specifically excluding periods during which the Amenity Facility is closed for remodeling, renovations, repairs, casualty, etc.), then Tenant shall have no obligation to pay any Amenities Facility Operating Costs attributable to such period occurring after the date on which such Amenity Facility is so permanently closed.

1.3.1 “Amenities Facility Operating Costs” means any and all costs and expenses paid or incurred by Landlord or any affiliate of Landlord in connection with the Amenities Facility and the provision of the Amenities Facility Services, including (without limitation) costs and expenses for maintenance, repairs and operation of the Amenities Facility and any amounts or subsidies paid to Amenities Facility operators (e.g., café operators). Notwithstanding the foregoing, Amenities Facility Operating Costs shall exclude all costs excluded from the definition of Operating Expenses pursuant to Section 9.1, below; provided, however, Tenant shall in any event and for the avoidance of doubt but without limitation as to the other Amenities Facility Operating Costs which are Tenant’s responsibility, pay Tenant’s Adjusted Share of all government impositions (including property tax costs consisting of real and personal property taxes or assessments in lieu thereof imposed by any Governmental Authority (as that term is defined below) (including with respect to the Amenities Facility)).

1.3.2 “Tenant’s Amenities Facility Percentage” will be calculated by taking the Rentable Area (as defined below) of the Premises, and dividing it by the total Rentable Area of all buildings owned by Landlord (and/or its affiliates) that are then-served by the Amenities Facility (excluding the Rentable Area of the Amenities Facility). By way of example, if (a) the Rentable Area of the Premises is equal to 12,545 square feet of Rentable Area, and (b) the total Rentable Area of all buildings owned by Landlord (and/or its affiliates) that are served by the Amenities Facility is 205,642 square feet of Rentable Area, then Tenant’s Amenities Facility Percentage would be equal to 6.10%.

1.4. Project Expansion. Landlord may expand the Project to include certain other buildings located and addressed in the vicinity of the Building (the “Additional Buildings”) and the real property on which the Additional Buildings are located. If Landlord makes such election, Landlord will notify Tenant of such election in writing, including notice of the date upon which such expansion will become effective. In such event, effective as of the expansion date set forth in Landlord’s notice, Tenant’s Pro Rata Share of the Project will be updated to reflect the increased Rentable Area of the Project, and all references in the Lease to the “Project” will mean and refer to the Project as expanded to include Additional Buildings and the real property on which such Additional Buildings are located and all improvements thereon.

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. Effective Date. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. Rentable Area; Pro Rata Share. In the definitions below, Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Shares” are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises	12,545 square feet
Approximate Rentable Area of Building	23,257 square feet
Approximate Rentable Area of Project	101,065 square feet
Tenant’s Pro Rata Share of Building	53.94%
Tenant’s Pro Rata Share of Project	12.41%

2.3. Base Rent. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Term Commencement Date (as defined below), subject to adjustment under this Lease, will be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1-12*	12,545	$6.25 monthly	$78,406.25	$940,875.00

* Note: Subject to annual increase as set forth in Section 8.1 below and the Free Rent Period (as defined in Section 8.2 below).

For illustrative purposes, if Tenant utilizes all of the Additional TI Allowance (as defined below), then monthly and annual installments of Base Rent as of the Term Commencement Date, subject to further adjustment under this Lease, will be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1-12	12,545	$6.95 monthly	$87,205.06	$1,046,460.69
Months 13 - 24	12,545	$7.16 monthly	$89,821.21	$1,077,854.51
Months 25 - 36	12,545	$7.37 monthly	$92,515.85	$1,110,190.15
Months 37 - 48	12,545	$7.60 monthly	$95,291.32	$1,143,495.85
Months 49 - 60	12,545	$7.82 monthly	$98,150.06	$1,177,800.73
Months 61 - 72	12,545	$8.06 monthly	$101,094.56	$1,213,134.75
Months 73 - 84	12,545	$8.30 monthly	$104,127.40	$1,249,528.79
Months 85 - 89	12,545	$8.55 monthly	$107,251.22	$1,287,014.66

* Note: Table includes annual increases contemplated in Section 8.1 below. For the avoidance of doubt, no Base Rent attributable to the Additional TI Allowance is payable during the Free Rent Period (as defined in Section 8.2 below) and as provided in Section 4.6 of this Lease.

2.4. Estimated Term Commencement Date: January 7, 2024

2.5. Estimated Term Expiration Date: June 6, 2031

2.6. Security Deposit: $78,406.25

2.7. Permitted Use: Office, research and development, and laboratory use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), associations or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste, environmental, and public health and safety rules and regulations (“Applicable Laws”)

2.8. Address for Rent Payment:

BRE-BMR Oberlin LP

[***]

2.9. Address for Notices to Landlord:

BRE-BMR Oberlin LP
[***]

2.10. Address for Notices to Tenant:

Iambic Therapeutics, Inc.
[***]

2.11. Address for Invoices to Tenant:

[***]

2.12. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Work Letter
Exhibit B-1	Tenant Work Insurance Schedule
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Additional TI Allowance Acceptance Letter
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	[Intentionally Omitted]
Exhibit H	Tenant’s Personal Property
Exhibit I	Form of Estoppel Certificate

3. Term. The term of the leasehold granted by this Lease (as the same may be extended pursuant to Article 41 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date (the “Term Expiration Date”) that is eighty-nine (89) months after the actual Term Commencement Date, subject to extension or earlier termination of this Lease as provided herein. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

4. Possession and Commencement Date.

4.1. Tenant Improvements. Landlord shall use commercially reasonable efforts to tender possession of the Premises to Tenant on the Estimated Term Commencement Date, with (i) the Spec Improvements (as defined in the Work Letter), and (ii) the work (the “Tenant Improvements”) required of Landlord and described on Schedule 2 attached to the Work Letter attached hereto as Exhibit B (the “Work Letter”), Substantially Complete (as defined below). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (c) the Term Expiration Date shall be extended accordingly. The term “Substantially Complete” or “Substantial

Completion” means, with respect to the Spec Improvements and the Tenant Improvements, that (y) the Spec Improvements and the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items, which will be conclusively established by delivery of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, and (z) the Premises may be legally occupied pursuant to a temporary certificate of occupancy or its substantial equivalent (such as sign-off on the building permit by the Governmental Authority that issued such permit), to the extent required by Applicable Laws for occupancy of the Premises. Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure (as defined below).

Notwithstanding anything to the contrary in this Lease, if Substantial Completion has not occurred by the Estimated Term Commencement Date (such date, as the same may be extended pursuant to this Section, the “Outside Date”), then (as Tenant’s sole and exclusive remedy therefor) Tenant shall be entitled to receive one (1) day of Base Rent abatement for each day after the Outside Date that Substantial Completion has not occurred; provided, however, that the Outside Date shall be subject to extension on a day-for-day basis as a result of any delays in Substantial Completion arising from (a) Force Majeure (as defined below) and (b) any Tenant Delay (as defined below); provided, further, that any such Base Rent abatement shall not apply to any portion of Base Rent attributable to the Additional TI Allowance (as defined below), such that Tenant shall (during any period of Base Rent abatement to which Tenant is entitled under this grammatical sentence) continue to be responsible for the timely payment of any portion of Base Rent attributable to the Additional TI Allowance.

4.2. Term Commencement Date. The “Term Commencement Date” shall be the day Landlord tenders vacant possession of the Premises to Tenant with the Spec Improvements and the Tenant Improvements Substantially Complete. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain any governmental licensing or similar governmental approval of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.3. Early Access. During the thirty (30) day period immediately preceding the Term Commencement Date (the “Early Access Period”), Landlord shall permit Tenant to enter upon the Premises for the sole purpose of installation of equipment and trade fixtures; provided, however, that (a) prior to any such entry, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and (b) during such entry, Tenant shall not interfere with Landlord’s construction of the Tenant Improvements. Tenant’s entry onto the Premises during the Early Access Period shall be subject to all the terms and conditions of this Lease, except that Tenant shall not be permitted to conduct business in the Premises during the Early Access Period. If the Term Commencement Date is delayed due to Tenant’s early access of the Premises, then such delay shall be deemed a Tenant Delay (as defined below).

4.4. TI Allowance. Landlord shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter at a cost to Landlord not to exceed (a) Four Hundred Thirty-Nine Thousand Seventy-Five Dollars ($439,075) (based upon Thirty-Five Dollars ($35) per square foot of Rentable Area (as defined below) of the Premises) (the “Base TI Allowance”), plus (b) if properly requested by Tenant pursuant to this Section, Five Hundred Sixty-Four Thousand Five Hundred Twenty-Five Dollars ($564,525) (based upon Forty-Five Dollars ($45) per square foot of Rentable Area of the Premises) (the “Additional TI Allowance”), for a total of One Million Three Thousand Six Hundred Dollars ($1,003,600) (based upon Eighty Dollars ($80) per square foot of Rentable Area of the Premises). The Base TI Allowance, together with the Additional TI Allowance (if properly requested by Tenant pursuant to this Article), shall be referred to herein as the “TI Allowance.” The TI Allowance may be applied to the costs of (m) construction, (n) project management by Landlord (which fee shall equal three percent (3%) of the cost of the Tenant Improvements, including the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment (provided, however, that Tenant shall be permitted to apply up to One Hundred Twenty Five Thousand Four Hundred Fifty Dollars ($125,450) of the TI Allowance toward furniture, fixtures, equipment, structured cabling, security systems and audio visual equipment (so long as such item(s) are for use in the Premises in accordance with this Lease) and moving expenses incurred with respect to Tenant’s moving into the Premises), (y) costs arising from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

4.5. TI Deadline. Landlord shall not have any obligation to fund any unused portion of the TI Allowance after the date that is twelve (12) months after the Term Commencement Date (such date, the “TI Deadline”), after which date Landlord’s obligation to fund any such costs shall expire. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.

4.6. Base Rent Increase. Initial Base Rent shall be increased to include the amount of the Additional TI Allowance disbursed by Landlord in accordance with this Lease amortized over the eighty-four (84) months of the initial Term excluding the Free Rent Period (i.e., the first (1st) full month of the initial Term, and months seven (7) through eighty-nine (89) of the initial Term) at a rate of eight percent (8%) annually. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the Term Commencement Date and, if such determination does not reflect use by Tenant of all of the Additional TI Allowance, shall be determined again as of the TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Term Commencement Date and ending on the TI True-Up Date. The initial Base Rent, as adjusted to reflect the disbursement of the Additional

TI Allowance in accordance with this Section, shall be subject to further annual adjustments as set forth in Section 8.1. Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit D hereto executed by an authorized officer of Tenant.

4.7. Tenant Delay. Notwithstanding anything to the contrary in this Lease, if Substantial Completion is delayed due to a Tenant Delay (as defined below), then (a) the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such Tenant Delay, and (b) the Outside Date shall be extended on a day-for-day basis by the number of days Substantial Completion was delayed due to such Tenant Delay. For purposes of this Lease, a “Tenant Delay” shall mean any delay in Substantial Completion arising from the acts or omissions of Tenant or any Tenant Party (as defined below), including (without limitation) any such delay arising from any Tenant-requested Spec Improvement Change (as defined in the Work Letter), any Tenant-requested Change (as defined in the Work Letter) or Change Request (as defined in the Work Letter) made by Tenant. If there is an event which Landlord contends is a Tenant Delay, then Landlord shall give Tenant notice of such Tenant Delay (“Tenant Delay Notice”); provided, however, and notwithstanding any provision to the contrary contained in the Lease, (y) any such Tenant Delay Notice may be hand delivered in writing to Tenant’s Authorized Representative (as defined in the Work Letter) in regular construction progress meetings or by email to Tenant’s Authorized Representative) and need not be delivered in accordance with the notice provisions contained in Article 39 of this Lease, and (z) no Tenant Delay Notice shall be required in connection with any Tenant Delay arising from any Tenant-requested Spec Improvement Change, any Tenant-requested Change or Change Request made by Tenant. If Tenant fails to remedy the Tenant Delay within one (1) business day after Tenant’s receipt of a Tenant Delay Notice, then a Tenant Delay shall be deemed to have occurred. If Tenant does not receive a Tenant Delay Notice or Tenant remedies the Tenant Delay within one (1) business day after Tenant’s receipt of a Tenant Delay Notice, then no Tenant Delay shall be deemed to have occurred; provided, however, that no Tenant Delay Notice shall be required in connection with any Tenant Delay arising from any Tenant-requested Spec Improvement Change, any Tenant-requested Change or Change Request made by Tenant, and any such delays arising therefrom shall be deemed Tenant Delays.

5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except for performance of the Spec Improvements (as defined in the Work Letter) and the Tenant Improvements. Landlord shall deliver the Premises to Tenant with the roof and all HVAC, electrical, lighting and plumbing systems serving the Premises in good working condition (“Landlord’s Delivery Obligation”). Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair, the Spec Improvements were Substantially Complete, the Tenant Improvements were Substantially Complete and that Landlord’s Delivery Obligation was satisfied; provided that, if

Landlord fails to satisfy Landlord’s Delivery Obligation (a “Delivery Shortfall”), then Tenant may, as its sole and exclusive remedy, deliver notice of such failure to Landlord detailing the nature of such failure (a “Shortfall Notice”); provided, further, that any Shortfall Notice must be received by Landlord no later than the date (the “Shortfall Notice Deadline”) that is sixty (60) days after the Term Commencement Date. In the event that Landlord receives a Shortfall Notice on or before the Shortfall Notice Deadline, Landlord shall, at Landlord’s expense, promptly remedy the Delivery Shortfall at Landlord’s sole cost and expense. Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Delivery Obligation except to the extent such failure is identified by Tenant in a Shortfall Notice delivered to Landlord on or before the Shortfall Notice Deadline.

If (a) a latent defect exists in the Spec Improvements or the Tenant Improvements as of the date Landlord achieves Substantial Completion (a “Latent Defect”), and (b) Tenant delivers written notice to Landlord detailing the nature of such Latent Defect (a “Latent Defect Notice”) on or before the date that is one (1) year after the Term Commencement Date (the “Latent Defect Notice Deadline”), then Landlord shall, as Tenant’s sole and exclusive remedy with respect to such Latent Defect, remedy such Latent Defect at Landlord’s expense. Landlord shall not have any obligations or liabilities in connection with any latent defects except to the extent of any Latent Defect(s) identified by Tenant in a Latent Defect Notice delivered to Landlord on or before the Latent Defect Notice Deadline.

6. Rentable Area.

6.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable. Notwithstanding the foregoing or Section 6.5 below to the contrary, in no event shall the Rentable Area of the Premises, the Building or the Project be deemed to have increased unless due to a change in the outer dimensions of the exterior walls of the same.

6.2. The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3. The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4. The Rentable Area of the Project is the total Rentable Area of all buildings within the Project.

6.5. Review of allocations of Rentable Areas as between tenants of the Building and the Project shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses (as defined below). If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then Tenant shall be bound by such certifications.

7. Rent.

7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”), at times hereinafter specified in this Lease (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below), (c) the Amenities Fee (as defined below) and (d) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) except as otherwise expressly provided in Sections 1.3, 4.1, 8.2 and 24.5 of this Lease, any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8. Rent Adjustments; Free Rent Period.

8.1. Base Rent (including any increase to Base Rent arising from any disbursement of the Additional TI Allowance by Landlord) shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

8.2. Notwithstanding anything to the contrary contained in this Lease, and so long as no Default (as defined below) by Tenant has occurred, Tenant shall not be required to pay Base Rent for the second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) full months of the initial Term (such period, the “Free Rent Period”); provided, however, that (a) any Base Rent attributable to the Additional TI Allowance shall not be paid during the Free Rent Period as provided in Section 4.6 above, and (b) the total amount of Base Rent abated during the Free Rent Period shall not exceed Three Hundred Ninety-Two Thousand Thirty-One and 25/100 Dollars ($392,031.25) (the “Free Rent Cap”). The Free Rent Cap shall not be increased as a result of any increase in Base Rent arising from Landlord’s disbursement of any Additional TI Allowance as no Base Rent attributable to the Additional TI Allowance shall be payable during the Free Rent Period as provided in Section 4.6 above. During the Free Rent Period, Tenant shall continue to be responsible for the payment of all of Tenant’s other Rent obligations under this Lease, including all Additional Rent such as Operating Expenses, the Property Management Fee, the Amenities Fee, and costs of utilities for the Premises. Upon the occurrence of any Default, the Free Rent Period shall immediately expire, and Tenant shall no longer be entitled to any further abatement of Base Rent pursuant to this Section. In the event of any Default that results in termination of this Lease, then, as part of the recovery to which Landlord is entitled pursuant to this Lease, and in addition to any other rights or remedies to which Landlord may be entitled pursuant to this Lease (including Article 31), at law or in equity, Landlord shall be entitled to the immediate recovery, as of the day immediately prior to such termination of the Lease, of the unamortized amount of Base Rent that Tenant would have paid had the Free Rent Period not been in effect.

9. Operating Expenses.

9.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building, the other buildings in the Project and areas serving the Building and the Project are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or arising from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; provided, however, Operating Expenses will not include and Tenant shall not be required to pay any tax or assessment expense (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (ii) imposed on land and improvements other than the Project; (iii) attributable to Landlord’s gift or transfer taxes; or (iv) resulting from the improvement of any of the Project for the sole use of other occupants; and

(b) (i) Amenities Facility Operating Costs (as to which Tenant shall pay Tenant’s Amenities Facility Percentage) and (ii) all other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Area; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air-conditioning (“HVAC”); electrical, plumbing, fire protection and life safety systems; maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas; maintenance of the roof, walls, windows and doors; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Area or in the management office of the Project; Project management office rent or rental value for a commercially reasonable amount of space, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office; capital expenditures; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or costs or fees otherwise required under any CC&Rs (as defined below); insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies, which, to the extent the item to which the deductible relates is capital in nature, such deductible amount shall be amortized in the same manner as described in Subsection 9.1(c)(iv) below; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance/facilities personnel.

(c) Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; principal or interest upon loans to Landlord or secured by a loan agreement, mortgage, deed of trust, security instrument or other loan document covering the Project or a portion thereof (collectively, “Loan Documents”) (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; and any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”). In addition to the foregoing, “Operating Expenses” shall not include: (i) costs occasioned by the willful violation of any Applicable Laws by Landlord; (ii) costs to correct any violation of Applicable Laws existing at the Project on the Execution Date; (iii) costs incurred in connection with negotiations or disputes with any other occupant of the Project; (iv) costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question (in accordance with generally accepted accounting principles, but in no event to exceed fifteen (15) years); (v) costs for services not provided (or made available) to Tenant or that are paid directly by Tenant; (vi) costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined in Section 21 below) or to remove, remedy, treat or contain any Hazardous Material, in either case which Hazardous Material was brought onto or released upon the Project by Landlord, (vii) costs arising from the removal or remediation of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by a Tenant Party, and (viii) expense reserves.

9.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below), (b) the Amenities Fee and (c) Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month, except during any periods when the foregoing are abated pursuant to this Lease.

(a) The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, including the Free Rent Period, any extensions of the Term, or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof. During any Free Rent Period, the Property Management Fee shall be calculated as if Tenant were paying Base Rent in the full amount required pursuant to this Lease had the Free Rent Period not been in effect.

(b) The initial “Amenities Fee” shall be a monthly amount equal to $0.16 per square foot of Rentable Area within the Premises (i.e., $2,007.20 per month). The Amenities Fee shall be subject to an annual upward adjustment of three percent (3%) of the then-current Amenities Fee. The first such adjustment shall occur on the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Term Commencement Date for so long as this Lease continues in effect. Tenant shall pay the Amenities Fee in accordance with Section 9.2 with respect to the entire Term, including any extensions of the Term, or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof, except during any periods when the foregoing are abated pursuant to this Lease. Notwithstanding the foregoing, if Landlord elects to permanently close the Amenity Facility such that it no longer operates as an amenity facility with Landlord having no intention to reopen it (specifically excluding periods during which the Amenity Facility is closed for remodeling, renovations, repairs, casualty, etc.), then Tenant shall have no obligation to pay any Amenities Fee attributable to such period occurring after the date upon which such Amenity Facility is so permanently closed.

(c) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord as shown on Landlord’s Statement shall be due and payable within thirty (30) days after receipt of Landlord’s Statement. If Landlord’s Statement shows that the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(d) Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

9.3. Landlord or an affiliate(s) of Landlord may own other property(ies) adjacent to the Project or its neighboring properties (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) or using the same equipment for Neighboring Properties. In such a case, Landlord shall reasonably allocate to each Building and the Project the costs for such services and equipment based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed or for which the equipment is being used (as applicable), unless the scope of the services performed or equipment used (as applicable) for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed or the equipment being used (as applicable) for each building or property (including the Building and the Project). Since the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s) and other Operating Expenses to the Project as a whole. Landlord may allocate any such costs applicable to any particular building within the Project to such building, and other such costs applicable to the Project to each building in the Project (including the Building), with the tenants in each building being responsible for paying their respective proportionate shares of their buildings to the extent required under their leases. Landlord shall allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner, and such allocation shall be binding on Tenant.

9.4. Tenant shall not be responsible for Operating Expenses, the Amenities Fee or the Project Management Fee with respect to any time period prior to the Term Commencement Date; provided, however, that Landlord may annualize certain Operating Expenses incurred prior to the Term Commencement Date over the course of the budgeted year during which the Term Commencement Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the Term Commencement Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the earlier of (i) the scheduled expiration date of this Lease and (ii) the date of rental commencement of a replacement tenant.

9.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.6. Within thirty (30) days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

9.7. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10. Taxes on Tenant’s Property.

10.1. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

10.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3. If any improvements in or alterations to the Premises installed by or for Tenant, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the applicable governmental assessor’s office are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11. Security Deposit.

11.1. Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF

THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, TO THE EXTENT INCONSISTENT WITH THE TERMS OF THIS LEASE.

11.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is four (4) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) cash or a substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” means the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s reasonable out-of-pocket legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension (other than the initial L/C Security). Tenant may at any time substitute cash for the L/C Security, and upon deposit of the cash security deposit, Landlord will return the L/C Security to Tenant. If Landlord draws upon the L/C Security, Tenant shall at any time thereafter be entitled to provide Landlord with a replacement L/C Security that satisfies the requirements hereunder, at which time Landlord shall return the unapplied cash proceeds of the original L/C Security drawn by Landlord.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date that is thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) four (4) months after the then-current Term Expiration Date or (2) the date that is one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

12. Use.

12.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Tenant shall be prohibited from using the Premises or any portion of the Property for the sale, distribution or production of marijuana.

12.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy (or its substantial equivalent) issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall take such further actions and execute such further documents in connection with this Lease as are necessary to comply with Applicable Laws relating to privacy, personal information and data security, including the California Consumer Privacy Act. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and shall indemnify, defend (at the option of and with counsel reasonably acceptable to the indemnified party(ies)), save, reimburse and hold harmless (collectively, “Indemnify,” “Indemnity” or “Indemnification,” as the case may require) Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section.

12.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant may, at Tenant’s costs and expense, install its own integrated security system in the Premises (the “Tenant Security System”); provided, however, that Tenant shall obtain Landlord’s prior written consent to such Tenant Security System, which shall not be unreasonably withheld, and shall coordinate the installation and operation of any the Tenant Security System with Landlord to assure that the Tenant Security System (a) does not prevent the Building security system from accommodating multiple tenants and (b) integrates and does not interfere with (x) any Landlord security system in place as of the Term Commencement Date, for which Landlord makes no warranties about the functionality or integration of any such Landlord security system, and (y) the Building’s systems and equipment. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for monitoring and operating Tenant’s Security System. Landlord may require Tenant, at Tenant’s sole cost, to remove its security system and restore the Building to its condition prior to the installation of such system upon the expiration or earlier termination of this Lease.

12.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent. For the avoidance of doubt, so long as the Tenant complies with any and all applicable provisions of this Lease which govern and if necessary obtains Landlord’s prior written consent to the extent required by this Lease, Tenant shall be permitted to install equipment within the interior of the Premises in areas immediately adjacent to the windows and shall have the right to install window coverings that are not Landlord’s standard window coverings, subject to Tenant first obtaining Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

12.7. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria established from time to time. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Interior signs on entry doors to the Premises shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

(a) Subject to the terms, conditions and provisions of this Subsection 12.7(a), Tenant shall be entitled to install, at its sole cost and expense, a strip on the Building’s currently-existing monument sign located at the southeast of the driveway from which the Building’s surface parking lot is accessed from Oberlin Drive. The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the monument strip (collectively, the “Signage Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. In addition, the monument strip and all Signage Specifications therefore shall be subject to Tenant’s receipt of all required governmental permits and approvals, and shall be subject to any covenants, conditions and restrictions affecting the Project. In the event Tenant does not receive the necessary permits and approvals for the monument strip, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of all of Tenant’s Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Should the Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant’s sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause the monument strip to be removed from the Building’s monument sign and shall cause the monument sign to be restored to the condition existing prior to the placement of such monument strip. If Tenant fails to remove such monument strip and to restore the monument sign as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefore. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Should the name of the original Tenant change, then the Signage may be modified at Tenant’s sole cost and expense to reflect the new name, but only if the new name does not (i) relate to an entity that is of a character, reputation, or associated with a political orientation or a faction, that is inconsistent with the quality of the Building or would otherwise reasonably offend an institutional landlord of a project comparable to the Building, taking into consideration the level and visibility of such signage or (ii) cause Landlord to be in default under any lease or license with another tenant of the Project.

12.8. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.

12.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes (measured based on uses which would be immoral or objectionable to an institutional quality landlord of life sciences projects), (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising from or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such failure of the Premises to comply with the ADA. For clarity, nothing in this Section 12.10 will require Tenant to perform legal compliance upgrades to the Premises which are not required by any applicable Governmental Authorities (e.g., due to “grandfathering” or similar provisions). The Premises have not undergone inspection by a Certified Access Specialist (“CASp,” as defined in California Civil Code Section 55.52). Even if not required by California law, the Premises may be inspected by a CASp to determine whether the Premises comply with the ADA, and Landlord may not prohibit a CASp performing such an inspection. If Tenant requests that such an inspection take place, Landlord and Tenant shall agree on the time and manner of the inspection, as well as which party will pay the cost of the inspection and the cost to remedy any defects identified by the CASp. A Certified Access Specialist can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under State law. Although State law does not require a Certified Access Specialist inspection of the Premises, Landlord may not prohibit Tenant from obtaining a Certified Access Specialist inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall agree on the arrangements for the time and manner of the Certified Access Specialist inspection, the payment of the fee for the Certified Access Specialist inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

13. Rules and Regulations, CC&Rs, Parking Facilities and Amenities Facility.

13.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

13.2. This Lease is subject to recorded covenants, conditions or restrictions on the Project or Property as of the date hereof, or added after the date hereof provided Tenant is notified thereof, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”); provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder. Tenant shall, at its sole cost and expense, comply with the CC&Rs.

13.3. Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

13.4. Tenant, at no cost, shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share (applicable to the Project) of parking facilities serving the Project in common on an unreserved basis with other tenants of the Project during the Term at no additional cost. As of the Execution Date, Tenant’s Pro Rata Share of such parking facilities is equal to three (3) parking spaces per one thousand (1,000) square feet of Rentable Area of the Premises, and the number of parking spaces allocated for Tenant’s use will not be decreased during the Term of this Lease.

13.5. Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof (but not to fewer parking spaces than the ratio allocated to Tenant pursuant to Section 13.4 above). Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project (consistent with Section 13.4 above). Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

13.6. To the extent the Amenities Facility is open for use by Tenant and its employees (in such capacity, the “Amenities Users”), the Amenities Users may use the Amenities Facility during the Term on a non-exclusive basis with any other individuals permitted by Landlord or any other affiliate of Landlord; provided that, as a condition to any Amenities User’s use of the Amenities Facility, all Amenities Users shall execute Landlord’s standard waiver of liability and release form and otherwise satisfy the conditions identified below. The use of the Amenities Facility shall be subject to Landlord’s reasonable and non-discriminatory rules and regulations applicable to the Amenities Facility and any supplements thereto and Tenant shall (and shall cause all Amenities Users to) observe and comply with any such rules and regulations. Landlord and Tenant acknowledge that the use of the Amenities Facility by the Amenities Users shall be at the Amenities Users’ own risk and that the terms and provisions of Section 28.1 below shall apply to the use of the Amenities Facility by the Amenities Users. Landlord shall have the right (but not the obligation), in Landlord’s sole and absolute discretion, to expand or reduce, or cause the expansion of or reduction of, the Amenities Facility. Landlord shall also have the right (in Landlord’s sole and absolute discretion) to close (or cause the closure of) the Amenities Facility or to cease providing any or all of the Amenities Facility Services. No expansion, reduction or closure of the Amenities Facility shall entitle Tenant to an abatement or reduction in Rent (other than the Amenities Fee and any Amenities Facility Operating Costs to the extent expressly provided in this Lease above), constitute a constructive eviction, or result in a default by Landlord under this Lease. Notwithstanding anything to the contrary herein, neither Landlord nor any other Landlord Party shall have responsibility or any other liability to Tenant or any other Amenities User for (and Tenant, on behalf of itself and any and all Amenities Users hereby waives and releases Landlord and all other Landlord Parties from and expressly assumes the risk of) any Claims, accidents, liens or injuries of any nature, kind or description arising from (y) Tenant’s or any other Amenities User’s use of the Amenities Facility and/or (z) Landlord’s or any other Landlord Party’s operation and maintenance of the Amenities Facility.

14. Project Control by Landlord.

14.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises or materially decrease Tenant’s parking allocation, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

14.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord. In exercising its rights pursuant to this Section 14.2, Landlord will not materially and adversely affect Tenant’s use or occupancy of the Premises.

14.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises or materially decreases Tenant’s parking allocation as provided for in this Lease.

14.4. Landlord may, at any and all reasonable times during business hours (or during non-business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible and during any non-emergency entry, Landlord will comply with Tenant’s reasonable security requirements applicable to the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

14.5. During the Term, Tenant shall, subject to Force Majeure, casualty and all of the other terms, conditions and provisions of this Lease, have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

15. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16. Utilities and Services.

16.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as part of Tenant’s Adjusted Share of Operating Expenses or, in the alternative, Landlord may, at its option, meter or submeter and monitor the usage of such utilities by Tenant. If the decision to meter or submeter is due to Tenant’s overstandard use of such utilities, Landlord may charge Tenant fifty percent (50%) of the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent; otherwise such costs will be paid by Landlord. Tenant shall maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times. Landlord agrees to cause the Premises to be separately metered (or submetered) for gas and electricity as of the Term Commencement Date.

16.2. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter as part of the next Landlord’s Statement (or more frequently, as determined by Landlord) to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities. Tenant shall be responsible for the cost of utilities supplied to the Premises commencing on the earlier of (a) the first (1st) day that Tenant accesses the Premises for any purpose during the Early Access Period, and (b) the Term Commencement Date; provided, that, in no event shall Tenant be responsible for the cost of any utilities used in connection with the construction of the Spec Improvements or the Tenant Improvements prior to the Substantial Completion thereof.

16.3. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by Force Majeure (as defined below) or, to the extent permitted by Applicable Laws, Landlord’s simple negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.

16.4. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.5. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services.

16.6. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.7. Landlord shall provide water in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Area for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.8. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure (as defined below) or, to the extent permitted by Applicable Laws, Landlord’s simple negligence. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s simple negligence. Landlord will use commercially reasonable efforts to notify Tenant of any planned service interruptions (provided that no notice will be required in emergency situations) and to plan such interruptions so as to minimize interference with Tenant’s business operations.

16.9. As part of the Spec Improvements (as defined in the Work Letter), Landlord shall install a stand-by 60 kilowatt generator for the Building and connect it to the Premises (the “Generator”). Tenant shall be entitled to use all of the power from the Generator on an exclusive basis. The cost of maintaining, repairing and replacing the Generator shall be the sole responsibility of Tenant as provided in Section 16.10 below. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Notwithstanding anything to the contrary in the Lease, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption, impairment or failure of the Generator. Upon installation of the Generator, Landlord hereby grants to Tenant a license to use the area where the Generator is located (the “Generator License Area”) for the sole purpose of maintaining the Generator in accordance with all of the terms, conditions and provisions of this Lease (including the insurance and indemnity provisions). Tenant shall maintain and use the Generator in compliance with all Applicable Laws. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to the Generator including, without limitation, damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of the Generator as described in this Section.

16.10. Notwithstanding anything to the contrary in this Lease, any systems or equipment exclusively servicing the Premises, including (without limitation) all HVAC units or other HVAC components exclusively serving the Premises, the Generator, exhaust fans, vacuum pumps, air compressors and boilers (any such systems and/or equipment, a “Premises Dedicated System”), shall be the sole responsibility of Tenant and Landlord shall have no obligations with respect thereto; provided that Tenant will have no obligation with respect to any portion of any Premises Dedicated System located underground other than with respect to the Generator. Subject to Section 18.8 below, Tenant shall, at its sole cost and expense, maintain and keep any Premises Dedicated System in good condition and repair and shall otherwise be solely responsible for any repair, maintenance and/or replacement costs (including capital costs) with respect to any such Premises Dedicated System. Tenant shall keep in full force and effect during the Term (and occupancy by Tenant, if any, after termination of this Lease) a preventative maintenance contract for quarterly, semi-annual, and annual inspections and maintenance for each Premises Dedicated System (in each case using a qualified, licensed, bonded service provider reasonably approved by Landlord). If requested in writing by Landlord, Tenant shall provide to Landlord copies of any Premises Dedicated System maintenance contracts and any Premises Dedicated System maintenance reports on a quarterly basis. In the event Landlord determines that Tenant is not properly maintaining a Premises Dedicated System, Landlord shall have the right (but not the obligation) to take over Tenant’s responsibilities with respect to such Premises Dedicated System. Any costs or expenses incurred or payments made by Landlord as a result of Tenant failing to properly maintain a Premises Dedicated System, shall be deemed to be Additional Rent payable by Tenant within thirty (30) days of receiving an invoice therefor. Notwithstanding anything to the contrary in this Lease, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment with respect to any Premises Dedicated System, including the HVAC serving the Premises.

16.11. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least eighteen (18) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, after written notice from Landlord, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of One Hundred Dollars ($100) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17. Alterations.

17.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power in an adverse manner (as determined by Landlord), then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least twenty (20) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings (if applicable, as reasonably determined by Landlord) and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request, provided that Tenant shall not commence any such Alterations that require Landlord’s consent unless and until Tenant has received the written approval of Landlord. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent and without notice to Landlord; provided that (y) the cost of any Cosmetic Alterations does not exceed Five Thousand Dollars ($5,000) per project (provided that a “project” shall mean all alterations being constructed at a given time), (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.

17.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4. Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5. Before commencing any Alterations, Tenant shall (a) give Landlord at least twenty (20) days’ prior written notice of the proposed commencement of such work and the names and addresses of the persons supplying labor or materials therefor so that Landlord may enter the Premises to post and keep posted thereon and therein notices or to take any further action that Landlord may reasonably deem proper for the protection of Landlord’s interest in the Project and (b) shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work (provided that no bond will be required for Alterations costing less than Fifty Thousand Dollars ($50,000)).

17.6. Tenant shall repair any damage to the Premises arising from Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7. The Premises plus any Alterations; Signage; Tenant Improvements; attached equipment, fixtures and trade fixtures; movable laboratory casework and related appliances; and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For purposes of the foregoing, earthquake bracing will not cause something to be deemed attached to or built in to the Premises. For the avoidance of doubt, the items listed on Exhibit H attached hereto (which Exhibit H may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) constitute Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.

17.8. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9. If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10. Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost to Tenant of all Alterations (other than Cosmetic Alterations) to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays arising from such faulty work, or by reason of inadequate clean-up.

17.11. Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord, BioMed Realty, L.P., and their respective officers, employees, directors, representatives, agents, general partners, members, subsidiaries, affiliates and Lenders (collectively with Landlord, the “Landlord Parties”) as additional insureds on their respective insurance policies.

18. Repairs and Maintenance.

18.1. Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; base Building plumbing; fire sprinkler systems (if any); elevators; and electrical systems installed or furnished by Landlord for the common use of tenants in the Building.

18.2. Except for services of Landlord, if any, required by Section 18.1, Tenant shall, at Tenant’s sole cost and expense, maintain and keep the Premises (including but not limited to all Premises Dedicated Systems) and every part thereof in good condition and repair (and following manufacturer’s maintenance guidelines). Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear and repairs which are not Tenant’s responsibility hereunder excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than as expressly described in Section 4.1 above.

18.3. Throughout the Term of the Lease, Tenant shall, at Tenant’s sole cost and expense, maintain copies of all service contracts, service, repair and maintenance records, and inspection reports on all equipment installed by or maintained by Tenant. Tenant shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records, service or inspection reports that Landlord reasonably requests. Upon surrender of the Premises upon the expiration or earlier termination of this Lease, Tenant shall provide Landlord with all original equipment manufacturer (OEM) manuals for any such equipment installed and not removed by Tenant. Landlord shall also have the right to perform an audit of such equipment serving the Premises in the form of a facilities condition assessment or similar report at Tenant’s cost. To the extent such audit recommends corrective action, Tenant shall promptly perform such corrective action as part of its repair and maintenance obligations. If Landlord determines that Tenant is not properly maintaining any system or equipment that is Tenant’s obligation to repair and maintain pursuant to this Article, Landlord may assume Tenant’s responsibilities with respect thereto (either on a one-time or longer basis), and any costs or expenses incurred or payments made by Landlord as a result of Tenant failing to properly maintain any such or equipment shall be deemed Additional Rent payable by Tenant within thirty (30) days after receipt of an invoice therefor.

18.4. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.5. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as is necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease; provided that during any non-emergency entry by such third persons, such persons will comply with Tenant’s reasonable security requirements applicable to the Premises and will use commercially reasonable efforts to perform such work in a manner which minimizes disruption to Tenant’s operations in the Premises.

18.6. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.7. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, subject to the terms of Article 9.

18.8. In the event Tenant reasonably determines that an Eligible Item (as defined below) needs to be replaced and such replacement is considered capital in nature (pursuant to generally accepted accounting principles), Tenant shall be permitted to make such replacement (the “Capital Replacement”) at its sole cost and expense, subject to the terms, conditions and provisions of this Section 18.8. An “Eligible Item” means any of the following items (each of which are required to be maintained by Tenant pursuant to the terms, conditions and provisions of this Lease): (i) the “make up” air unit serving the laboratory portion of the Premises and installed by Landlord as part of the Spec Improvements, (ii) the Generator installed by Landlord as part of the Spec Improvements, (iii) the boiler serving the Premises and installed by Landlord as part of the Spec Improvements, and (iv) any exhaust fan, vacuum pump and/or air compressor serving the Premises and installed by Landlord as part of the Spec Improvements. For avoidance of doubt, this Section 18.8 shall not apply to the replacement of any capital item required to be maintained by Tenant under this Lease that is not an Eligible Item (which capital item(s) shall, if necessary, be replaced by Tenant at Tenant’s sole cost and expense).

18.8.1 In the event that Tenant desires to make the Capital Replacement, Tenant shall deliver written notice to Landlord (the “Capital Replacement Notice”) requesting Landlord’s approval of the Capital Replacement, which Capital Replacement Notice shall include reasonably detailed information from Tenant’s third-party consultant supporting its determination of the necessity of the Capital Replacement. Upon receipt of the Capital Replacement Notice, Landlord shall have the option to cause Landlord’s consultant to inspect the applicable Eligible Item.

18.8.2 If Landlord’s consultant determines that the proposed Capital Replacement is not necessary and can be repaired instead of replaced, then Tenant shall not be permitted to proceed with the Capital Replacement and shall repair and continue to maintain the applicable Eligible Item pursuant to the terms, conditions and provisions of this Lease; provided, however, that if Tenant’s consultant objects to such determination by Landlord’s consultant, then Landlord’s consultant and Tenant’s consultant shall select an independent consultant to review the matter and such independent consultant shall determine whether the Capital Replacement is necessary and such determination shall be final and binding on Landlord and Tenant for purposes of this Section (with the cost of such independent consultant to be included within the cost of the Capital Replacement, unless such independent consultant determines that the Capital Replacement is not necessary, in which event the cost of the independent consultant shall be paid by Tenant). If Landlord’s consultant agrees (or the independent consultant determines) that the proposed Capital Replacement is necessary, then Tenant shall deliver to Landlord for Landlord’s approval the estimated cost and budget of the Capital Replacement, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may obligate Tenant to bid such Capital Replacement work to three (3) contractors acceptable to Landlord and Tenant, and Tenant agrees to hire the contractor submitting the lowest qualified bid, unless Landlord and Tenant agree otherwise. Once the estimated cost and budget for the Capital Replacement is approved by Landlord, Tenant may proceed with the Capital Replacement; provided that the Capital Replacement shall be completed as an Alteration under this Lease and shall comply with all of the terms, conditions and provisions of Article 17.

18.8.3 On or before the date (the “Reimbursement Date”) that is the later to occur of (a) Tenant’s completion of the Capital Replacement, and (b) Landlord’s receipt of an invoice from Tenant with respect to the Capital Replacement, Landlord shall reimburse Tenant for Landlord’s Contribution (as defined below) with respect to the Capital Replacement made by Tenant in accordance with the terms, conditions and provisions of this Section 18.8, less any sums owed Landlord by reason of a Default under the Lease by Tenant. “Landlord’s Contribution” shall equal a portion of the unamortized costs (on a straight-line basis) of the Capital Replacement, which portion shall be equal to the cost of the Capital Replacement multiplied by a fraction, the numerator of which shall be the remaining number of calendar months (“Landlord’s Portion”) of the useful life of the Capital Replacement after the expiration date of the Term of this Lease (as extended by any Option to extend the Term that has been, or is subsequently, exercised by Tenant), and the denominator of which is the total number of calendar months of the useful life of such Capital Replacement (with such useful life determined in accordance with generally accepted accounting principles). In the event that Landlord reimburses Tenant for Landlord’s Contribution and Tenant subsequently exercises the Option to extend the Term or the Term is otherwise extended, Tenant shall refund Landlord the portion of such Landlord’s Contribution relating to the Option term or the extended Term.

18.8.4 Notwithstanding anything to the contrary in this Section, Landlord shall not be required to reimburse Tenant for the cost of a Capital Replacement arising from (i) the negligent acts or omissions of Tenant or a Tenant Party (as defined below), (ii) any alterations or additions to the Premises made by Tenant, or (iii) Tenant’s faulty or negligent repair or maintenance of the applicable Eligible Item.

18.8.5 If, by reason of Tenant’s particular manner of use of the Premises (as opposed to the use of the same for the Permitted Use generically (any such use, a “Particular Use”)), a Capital Replacement is required to be made more than one (1) year before the expiration of the useful life of the applicable Eligible Item, then, for purposes of calculating Landlord’s Contribution with respect to the Capital Replacement, Landlord’s Portion shall be reduced by the number of calendar months remaining in the useful life of the applicable Eligible Item as of the date of the replacement. Furthermore, if, by reason of Tenant’s Particular Use, the cost of the Capital Replacement exceeds the cost that would be incurred to perform the same Capital Replacement in a building generically used for the Permitted Use, Landlord’s Contribution shall be determined on the basis of such less expensive Capital Replacement.

18.8.6 Tenant agrees to obtain and maintain the then-customary warranty, if any, for the Capital Replacement. At the end of the Term, Tenant shall assign, without recourse, any remaining warranties for the Capital Replacement to Landlord.

19. Liens.

19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising from work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after Tenant’s receipt of notice of the filing thereof, at Tenant’s sole cost and expense.

19.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after Tenant receives notice of the filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20. Estoppel Certificate. Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant’s failure to deliver any such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease after the expiration of any applicable notice and cure period, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

21. Hazardous Materials.

21.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlord or its agents, employees or contractors) or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This Indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding the foregoing, Landlord shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims resulting from the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by a Tenant Party.

21.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials, in which case Tenant shall deliver updated Hazardous Materials documents (without Landlord having to request them) before or, if not practicable to do so before, as soon as reasonably practicable after the occurrence of the events in Subsection 21.2(m) or (n). For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any documents containing information of a proprietary nature, unless such documents contain a reference to Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.3. Tenant represents and warrants to Landlord that it is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

21.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building or the Project, as applicable, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.10. Notwithstanding the foregoing, Tenant may, at Tenant’s sole cost and expense as an Alteration under Article 17 of this Lease, install up to eight (8) wall-mounted carbon dioxide (CO2) tanks, up to two (2) Argon tanks, and/or up to twenty-four (24) self-standing Nitrogen (N2) tanks in the Premises which are typical and customary in biomedical research and development facilities similar in size, nature, quality and configuration to the Premises (the “Approved Tanks”); provided, however, that (a) Tenant’s installation of the Approved Tanks shall be subject to all of the terms, conditions and provisions of this Lease governing Alterations (including, without limitation, Article 17), and (b) Tenant shall coordinate the installation and operation of the Approved Tanks with Landlord to assure that the Approved Tanks do not interfere with the Building’s systems and equipment and/or any Landlord system which is then in place. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for monitoring and operating the Approved Tanks. Landlord may require Tenant, at Tenant’s sole cost, to remove the Approved Tanks upon the expiration or earlier termination of this Lease and restore the Building to its condition prior to the installation of the Approved Tanks. Tenant agrees to deliver to Landlord closure plans or any other documents required by any and all Governmental Authorities for any Approved Tanks installed in, on, under or about the Project for the closure of any such storage tanks. Tenant shall have the right to increase the number of Approved Tanks to the extent necessary in connection with the operation of Tenant’s business; provided, that, (i) Tenant shall obtain Landlord’s prior written consent to any such increase, which consent shall not be unreasonably withheld, conditioned, or delayed, and (ii) any additional Approved Tanks shall be installed, maintained, and removed by Tenant in accordance with, and shall otherwise be subject to, all of the terms, conditions and provisions of this Section 21.10 and all Applicable Laws

22. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

22.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

22.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s construction of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5. If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23. Insurance.

23.1. Landlord shall maintain all risk property insurance (subject to standard policy terms, conditions, limitations and exclusions) covering the Project on a full replacement cost basis with limits, sub-limits and deductibles as are customary for similar properties in the region, which Landlord shall determine in its sole and absolute discretion. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, and rental loss during the period of repairs or rebuilding, in each case with limits, sub-limits and deductibles as are customary for similar properties in the region, which Landlord shall determine in its sole and absolute discretion. Notwithstanding the foregoing, Landlord will insure permanently affixed improvements installed in the Premises (other than specialized improvements which are unique to Tenant’s use as opposed to typical lab and office improvements); provided, however, and for the avoidance of doubt, Tenant shall insure, without limitation, all Premises Dedicated Systems.

23.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3. Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a) Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $4,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance; provided that such coverage is at least as broad as the primary coverages required herein.

(b) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto on behalf of Tenant or invited by Tenant (including those owned, hired, rented, leased, borrowed, scheduled or non-owned). Coverage shall be on a broad-based occurrence form in an amount not less than $1,000,000 combined single limit per accident for bodily injury and property damage.

(c) Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises that are not Landlord’s responsibility to insure (i.e., non-affixed improvements and any affixed improvements which are unique to Tenant’s use and not typical lab or office improvements) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock and inventory, which may be owned by Tenant and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to any affixed Tenant Improvements, Alterations or other work performed on the Premises by Tenant which is not insured by Landlord pursuant to Section 23.1 above (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no coinsurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months plus twelve (12) months’ extended period of indemnity.

(d) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employer’s Liability insurance with limits of not less than the following: each accident, $1,000,000; disease $1,000,000; disease (each employee), $1,000,000.

(e) Medical malpractice insurance at limits of not less than $1,000,000 each claim during such periods, if any, that Tenant engages in the practice of medicine or clinical trials involving human beings at the Premises.

(f) Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises and for a period of three (3) years thereafter. Coverage shall be maintained with limits of not less than $1,000,000 per incident.

(g) During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including any Alterations), insurance required in Exhibit B-1 must be in place.

23.4. The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after twenty (20) days’ prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, at least ten (10) days prior to the date of expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name the Landlord Parties as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant. Tenant must disclose any self-insurance, including self-insurance retentions, to Landlord in writing in advance, which shall be subject to Landlord’s prior written approval in its sole discretion. If Tenant self-insures with Landlord’s prior written approval, Tenant is itself acting as though it were providing the insurance required under the provisions of this Lease, and Tenant shall pay those amounts due in lieu of insurance proceeds that would have been covered and payable if the insurance policies had been carried for such self-insured coverages, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

23.5. In each instance where insurance is to name the Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing the Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.6. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.7. Notwithstanding anything to the contrary herein, each of Landlord and Tenant, on behalf of itself and its insurers, hereby waives all rights of subrogation and all rights of recovery against the other party or such other party’s insurers with respect to (but only to the extent of) any Claims covered by any insurance policies required to be obtained and maintained by the non-waiving party pursuant to this Lease, or that would have been covered had the non-waiving party obtained and maintained such policies, including any deductibles or self-insurance maintained thereunder, except to the extent of the non-waiving party’s gross negligence or willful misconduct. Tenant agrees to endorse the required workers’ compensation, employer’s liability and other liability insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Landlord Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Tenant’s insurers so permit. Any termination of such a waiver shall be by written notice to Landlord, containing a description of the circumstances hereinafter set forth in this Section. Tenant, upon obtaining the policies of workers’ compensation, employer’s liability and other liability insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Tenant shall notify Landlord of such conditions.

23.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project, if such limits are then customarily being required of tenants of comparable premises in the vicinity of the Project.

23.9. In addition to other insurance required by this Lease to be carried by Tenant, if Tenant sells, merchandises, transfers, gives away or exchanges alcoholic beverages in, upon or from any part of the Premises, then Tenant shall, at Tenant’s sole cost and expense, purchase and maintain in full force and effect during the Term liquor liability insurance in form and substance satisfactory to Landlord, with total limits of liability for bodily injury, loss of means of support and property damage for each occurrence in an amount and with a carrier reasonably acceptable to Landlord, and otherwise in compliance with the general provisions of this Article governing the provision of insurance by Tenant. Such policy shall name the Landlord Parties as additional insureds against any liability by virtue of Applicable Laws concerning the use, sale or giving away of alcoholic beverages. If at any time such insurance is for any reason not in force, then during all and any such times no selling, merchandising, transferring, giving away or exchanging of alcoholic beverages shall be conducted by Tenant in, upon or from any part of the Premises.

23.10. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.11. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

24. Damage or Destruction.

24.1. In the event of a partial destruction of (a) the Premises, (b) the Building, (c) the Common Area or (d) the Project ((a)-(d) collectively, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (w) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (x) Landlord shall receive insurance proceeds from its insurer or Lender sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense subject to Article 9 above), and (y) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within nine (9) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within twelve (12) months after the date of the Damage Repair Estimate, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term and will take over one month to repair, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within five (5) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3. As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

24.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure (as defined below) or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration if such delays exceed 180 days in the aggregate (provided that Landlord exercises its right to terminate this Lease in the event it will not repair or restore such damage).

24.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense or that Landlord is required to insure pursuant to this Lease and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements in the Premises not originally provided by or required to be insured by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to install specialized improvements which are unique to Tenant’s use as opposed to typical lab and office improvements, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to install such specialized improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such specialized improvements, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs, (a) during the thirteenth (13th) through the twenty-fourth (24th) months prior to the expiration of the Term and the Damage Repair Estimate indicates that more than six (6) months will be required for such repair, reconstruction or restoration, (b) during the seventh (7th) through twelfth (12th) months prior to the expiration of the Term and the Damage Repair Estimate indicates that more than thirty (30) days will be required for such repair, reconstruction or restoration, (c) during the last six (6) months of the Term, or (d) to the extent that insurance proceeds are not available therefor.

24.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas, and shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant which Tenant is required to insure and which are existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease which are not being restored by Landlord; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

24.10. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25. Eminent Domain.

25.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2. In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the taking and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

25.5. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any taking. Accordingly, the parties hereby waive the provisions of California Code of Civil Procedure Section 1265.130 (and any successor statutes) permitting the parties to terminate this Lease as a result of any taking.

26. Surrender.

26.1. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/ASSE Z9.11-2016) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey in each case to the extent the same are Tenant’s responsibility under this Lease. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27. Holding Over.

27.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Adjusted Share of Operating Expenses, and all other Additional Rent. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

27.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28. Indemnification and Exculpation.

28.1. Tenant agrees to Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Project by a Tenant Party or (ii) an act or omission on the part of any Tenant Party, (b) a breach or default by Tenant in the performance of any of its obligations hereunder or (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent arising directly from Landlord’s negligence or willful misconduct and subject to the waiver of subrogation in accordance with Section 23.6 above. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

28.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses arising from fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property; products manufactured, produced or stored by Tenant; or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property; products manufactured, produced of stored by Tenant; or scientific research as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 27.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising from this Lease, including lost profits (provided that this Subsection 28.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses arising from criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal, or that Landlord may decide (in its sole and absolute discretion) not to monitor any installed security devices. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

28.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29. Assignment or Subletting.

29.1. Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring its interest in this Lease or subletting all or a portion of the Premises, (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange) or (c) the sale of all or substantially all of Tenant’s assets. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof (or undergo a deemed Transfer as set forth in subpart (b) above in the event such deemed Transfer occurs within a single calendar year) to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant or to the surviving company resulting from a merger with or acquisition of Tenant or to an entity which purchases all or substantially all of the assets or stock of Tenant (each of the foregoing, a “Tenant’s Affiliate”); provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of both the Execution Date and the date immediately prior to the Exempt Transfer) of the transferring Tenant. For purposes of the immediately preceding sentence, “control” means (f) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (g) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord.

29.2. In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; copies of Hazardous Materials Documents for the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. Notwithstanding anything in this Lease to the contrary, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

29.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b) If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d) Tenant shall deliver evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(e) Tenant shall reimburse Landlord for Landlord’s actual and reasonable costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(f) If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises, and to the extent the same do not exceed fair market value, amounts payable for services or the use of conveyance of personal property or equipment to such transferee) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall (unless Landlord directs in writing otherwise) pay fifty percent (50%) of all of such excess actually received by Tenant to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(g) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(h) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms with changes reasonably requested by Tenant and reasonably approved by Landlord;

(i) Tenant shall not then be in default hereunder in any respect;

(j) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(k) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(l) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(m) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(n) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(o) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.7. Tenant shall be permitted to sublease up to fifty percent (50%) of the Premises in the aggregate to any entity which is controlled by Iambic Therapeutics, Inc. (“Permitted Subtenant”), without obtaining Landlord’s consent; provided that Tenant’s rights under this Section 29.7 will be limited to a maximum of one (1) Permitted Subtenant at any given time.

29.8. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30. Subordination and Attornment.

30.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be reasonably required by Landlord. If any Lender so elects, however, Tenant’s leasehold shall be deemed prior to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable. For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors.

30.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any reasonable Lease amendments not materially altering the terms of this Lease or materially increasing Tenant’s liability or materially and adversely impacting Tenant’s use of the Premises or parking rights, if required by a Lender incident to the financing of the real property of which the Premises constitute a part.

30.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30.5. Upon Tenant’s written request, Landlord shall use commercially reasonable efforts to request a subordination and non-disturbance agreement from any such mortgagee or beneficiary under a deed of trust recorded on the Project (each, a “Mortgagee”); provided, however, that (a) Landlord shall have no obligation to obtain such subordination and non-disturbance agreement (and Tenant shall have no right or remedy in the event that such Mortgagee refuses to provide such subordination and non-disturbance agreement), and (b) Tenant shall (i) pay all fees and expenses of any kind (including, without limitation, attorneys’ fees) imposed or required by such Mortgagee in connection with such subordination and non-disturbance agreement, and (ii) reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such subordination and non-disturbance agreement.

31. Defaults and Remedies.

31.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity. Notwithstanding the foregoing, Tenant shall not be obligated to pay a late charge pursuant to this Section 31.1 for the first (1st) late payment for which Tenant receives notice during the Term, unless Tenant fails to make such payment within five (5) days after Tenant’s receipt of notice from Landlord regarding such late payment.

31.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons the Premises;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of fifteen (15) business days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than fifteen (15) business days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such fifteen (15) business day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Tenant fails to deliver an estoppel certificate in accordance with Article 20 and such failure continues for three (3) days after written notice from Landlord to Tenant; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5. [Intentionally omitted]

31.6. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i) The sum of:

A. The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B. The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D. Any other amount necessary to compensate Landlord for all the detriment arising from Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease; plus

E. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii) [Intentionally omitted]

As used in Sections 31.6(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 31.6(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

31.7. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.8. If Landlord does not elect to terminate this Lease as provided in Section 31.6, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.9. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.10. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.11. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.12. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.13. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.14. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located (provided Tenant has been informed of the existence and address of such mortgagee or landlord), and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

32. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33. Brokers.

33.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Hughes Marino (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2. Tenant represents and warrants for Landlord’s benefit that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4. Tenant agrees to Indemnify the Landlord Indemnitees from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

34. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35. Limitation of Landlord’s Liability.

35.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

35.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

36.2. The term “Tenant,” as used in this Lease, means and includes each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, hor so signed.

37. Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or the contents of any documents, reports, surveys or evaluations related to the Project or any portion thereof or (b) provide to any third party an original or copy of this Lease (or any Lease-related document or other document referenced in Subsection 38(a)). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (w) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (x) to a party’s attorneys, accountants, brokers, lenders, potential lenders, investors, potential investors and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section, (y) to a party’s lenders for purposes of financial reporting or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section. Landlord will not have the right to terminate this Lease for a breach of this Section by Tenant, but reserves all other rights and remedies at law or equity for such breach.

39. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b), provided that, for purposes of this Subsection 39(c), if delivery utilizing one of the other methods described in Subsection 39(a) or (b) is not reasonably practicable due to an event of Force Majeure (as defined below), then such requirement shall be waived for deliveries by email transmission so long as either the receiving party responds to the sending party confirming receipt of the applicable email transmission, or the sending party receives other electronic confirmation that the email transmission was received and read by the receiving party, such as a “read receipt” notice. Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given in accordance with Subsection 39(b); or (z) one (1) business day following transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40. Miscellaneous.

40.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall furnish to Landlord, from time to time, within ten (10) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, from time to time upon request from Landlord, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects as of the date thereof. If audited financials are not otherwise prepared, unaudited financials substantially complying with generally accepted accounting principles and certified by the chief financial officer or chief executive officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.

40.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5. Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent. Within ten (10) days after receipt of written request from Landlord, Tenant shall execute a termination of any short form or memorandum of lease recorded with respect hereto. Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease, including any transfer or other taxes incurred in connection with such recordation. Neither party shall record this Lease.

40.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The word “business day” means a calendar day other than any national or local holiday on which federal government agencies in the County of San Diego are closed for business, or any weekend. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising from or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

40.8. Time is of the essence with respect to the performance of every provision of this Lease.

40.9. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

40.10. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.11. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15. Tenant guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

40.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.18. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.19. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising from or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

40.20. A facsimile, electronic or portable document format (PDF) signature on this Lease or any other document required or permitted by this Lease to be delivered by Landlord or Tenant shall be equivalent to, and have the same force and effect as, an original signature.

40.21. For purposes of this Lease, “Force Majeure” means accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; plagues, epidemics, pandemics, or public health crises (including regulations, actions or delays by Governmental Authorities resulting from any such plague, epidemic, pandemic or public health crisis); shortages of materials or supply chain disruptions (which shortages or disruptions are not unique to the party claiming Force Majeure); regulations, moratoria or other actions, inactions or delays by Governmental Authorities, provided that any delay by a Governmental Authority in issuing any required permit or approval is not caused by the failure of the party claiming Force Majeure to timely submit a complete application for such permit or approval in compliance with Applicable Laws; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred. “Severe Weather Conditions” means weather conditions that are materially worse than those that would be reasonably anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything in this Lease to the contrary, events of Force Majeure shall excuse timely performance of a party hereunder (other than either party’s obligation to pay any amounts hereunder, which shall not be excused by Force Majeure) for a period equal to the delay caused thereby and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by an event of Force Majeure.

40.22. All Digital Rights (as defined below) arising from, in connection with or in any way otherwise related to the Premises, Building or Project are the sole and exclusive property of Landlord and shall not be used in any manner by Tenant without Landlord’s express prior written consent, which may be withheld in Landlord’s sole and absolute discretion. As used herein, “Digital Rights” means the right to copy, recreate, advertise, market, distribute, display, digitize, render, morph, duplicate, scan, model, or otherwise use or depict the Premises, Building or Project in any and all forms of digital media, now known or hereafter created.

41. Option to Extend Term. Tenant shall have the option (“Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

41.1. Base Rent at the commencement of the Option term shall equal the then-current fair market value for comparable laboratory space in the Sorrento Mesa laboratory submarket of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Landlord written notice of Tenant’s election to exercise the Option (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%). Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances (taking into account those which are not offered to Tenant), (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Sorrento Mesa laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Sorrento Mesa laboratory submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of the Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

41.2. The Option is not assignable separate and apart from this Lease.

41.3. The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option not more than twelve (12) months nor less than nine (9) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

41.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 31 of the Lease and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has Defaulted in the performance of its monetary obligations under this Lease three (3) or more times during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such Defaults.

41.5. The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 41.4.

41.6. All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has Defaulted under its monetary obligations under this Lease three (3) or more times, whether or not Tenant has cured such Defaults.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BRE-BMR OBERLIN LP,
a Delaware limited partnership

By:	/s/ Dawn Saunders
Name:	Dawn Saunders
Title:	Vice President, Legal

TENANT:

IAMBIC THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Tom Miller
Name:	Tom Miller
Title:	CEO

EXHIBIT A

PREMISES

[***]

A-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 24th day of July, 2023, by and between BRE-BMR OBERLIN LP, a Delaware limited partnership (“Landlord”), and IAMBIC THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated of even date herewith (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises commonly known as Suite 120 located at 5627 Oberlin Drive, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1 Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Chris Burrus as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Jeanne Grover (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2 Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.

1.3 Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord.

2. Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligation with respect to any portion of the TI Allowance) and in substantial accordance with the Approved Plans (as defined below), the Lease and this Work Letter and in compliance with Applicable Laws. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI

Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the Base TI Allowance (and, if properly requested by Tenant pursuant to the Lease, the Additional TI Allowance) payable by Landlord. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord’s and Tenant’s respective pari passu shares shall be adjusted accordingly. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements and the Spec Improvements shall be new or “like new,” and the Tenant Improvements and Spec Improvements shall be performed in a first-class, workmanlike manner.

2.1 Spec Improvements. Landlord shall construct the speculative improvements described on Schedule 1 attached hereto (the “Spec Improvements”) in compliance with Applicable Laws; provided, however, that Landlord shall have the right to make changes to Schedule 1 if such changes are (a) required by any Applicable Laws or Governmental Authority, (b) necessary to address unanticipated field conditions encountered in the course of performing the Spec Improvements, or (c) to address supply chain interruptions or the inability to procure certain materials or supplies. Notwithstanding anything to the contrary in the Lease or this Work Letter (including, without limitation, Schedule 1), Landlord and Tenant acknowledge and agree that (x) the Spec Improvements will not include any furniture, fixtures or equipment (including, without limitation, any cabling, security systems, IT and audio visual equipment, any laboratory equipment, point of use systems, and DI water), even if any such items are depicted on Schedule 1 (it being further acknowledged and agreed that to the extent such items are shown on Schedule 1, they are depicted for illustrative purposes only), except that the Spec Improvements shall include any such furniture, fixtures or equipment described as being provided by Landlord in that certain budget for the Spec Improvements provided by JB Pacific, Inc. and dated May 18, 2023 (the “Spec Improvement Budget”), and (y) Tenant (not Landlord) shall be solely responsible for the purchase and installation of any such furniture, fixtures and equipment at Tenant’s sole cost and expense (subject only to proper application of the TI Allowance to the extent permitted under the terms of the Lease) except that Landlord shall be responsible to provide as part of the Spec Improvements any such furniture, fixtures or equipment described as being provided by Landlord in the Spec Improvement Budget. The cost to construct the Spec Improvements will not be charged against the TI Allowance and will be paid for solely by Landlord; provided, however, that in the event Tenant requests (or the Approved Plans require) any changes to the Spec Improvements (“Spec Improvements Changes”) and such changes increase the total cost of the Spec Improvements, Tenant will pay all costs associated with such Spec Improvement Changes (provided that the TI Allowance may be applied to such costs), which costs will include, without limitation, (aa) all costs incurred to modify plans previously prepared for the Spec Improvements (including all consultant, engineering and permitting fees) or to modify or remove and rebuild any portion of the Spec Improvements previously constructed by Landlord, plus (bb) any other cost incurred by Landlord in order to make changes to the Spec Improvements to accommodate the construction of the Tenant Improvements in accordance with the Approved Plans. In connection with any Spec Improvements Change requested by Tenant, Landlord will provide Tenant with an estimate of the cost of such Spec Improvement Change and any delay in Substantial Completion anticipated to occur as a result of such Spec Improvement Change (which estimates are for budgeting purposes only, but will not limit Tenant’s responsibility to pay for all costs associated with any Spec Improvement Change or for any Tenant Delays associated with such Spec Improvement Change), and Tenant will approve or disapprove such Spec Improvement Change within three (3) business days following receipt of Landlord’s estimate. Tenant’s failure to approve or disapprove of a Spec Improvement Change within such three (3) business day period will be deemed Tenant’s rejection of such Spec Improvement Change and Landlord will have no obligation to perform such Spec Improvement Change.

2.2 Work Plans. The schematics attached hereto as Schedule 2 are hereby approved by Landlord and Tenant and shall be referred to herein as the “Approved Schematic Plans.”

2.3 Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) business days after delivery to Tenant. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.4 Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change In addition, in connection with any Change Request made by Tenant, Landlord shall provide Tenant with an estimate of the cost of such Change Request and any delay in Substantial Completion anticipated to occur as a result of such Change Request (which estimates are for budgeting purposes only, but will not limit Tenant’s responsibility to pay for all costs associated with its Change Request or for any Tenant Delays associated with such Change Request), and Tenant will have three (3) business days after receipt of Landlord’s estimate to withdraw its Change Request. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change (subject to application of any available TI Allowance). Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) business days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant.

4. TI Allowance.

4.1 Application of TI Allowance. Landlord shall contribute, in the following order, the Base TI Allowance and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance, toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with this Work Letter and Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord on a pari passu basis as required under Section 2 above are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of this Work Letter and the Lease.

4.2 Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). The Approved Budget shall provide for approximately proportionate spending across the entire Premises on a per square foot basis (subject to customary and/or reasonable variations on a floor-by-floor basis for the applicable use mix on such floor, such as between office and laboratory space). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Tenant shall promptly reimburse Landlord for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.

4.3 Non-Allowance Items. The following costs shall be the sole responsibility of Landlord (and shall not be subject to application of the TI Allowance): (a) the cost of the Spec Improvements, except for any and all costs arising from Spec Improvement Changes or other Changes requested by Tenant (which costs shall be Tenant’s sole responsibility, subject to the proper application of the TI Allowance in accordance with the Lease and this Work Letter); (b) costs incurred due to the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by Tenant or any of the other Tenant Parties; (c) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (d) costs actually recovered by Landlord in connection with warranties and insurance; (e) penalties and late charges attributable to Landlord’s failure to pay construction costs; and (f) construction management, profit and overhead charges paid to Landlord or any affiliate of Landlord, other than Landlord’s three percent (3%) project management fee as provided in Article 4 of the Lease (provided that, for the avoidance of doubt, this Subsection 4.3(f) shall not apply to any construction management, profit and overhead charges payable to third parties, including the general contractor and any subcontractor).

5. Miscellaneous.

5.1 Incorporation of Lease Provisions. Sections 40.6 through 40.20 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

5.2 General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BRE-BMR OBERLIN LP,
a Delaware limited partnership

By:	/s/ Dawn Saunders
Name:	Dawn Saunders
Title:	Vice President, Legal

TENANT:

IAMBIC THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Tom Miller
Name:	Tom Miller
Title:	CEO

SCHEDULE 1

SPEC IMPROVEMENTS

Improvements for Suite 120 at 5627 Oberlin Drive, San Diego, California, to the extent included in that certain City Plan Check Submittal dated March 10, 2023, for Project No. 20195 and entitled “BMR – 5627 Tenant Improvements, Expansion and Exterior Improvements,” as stamped and approved by the City of San Diego, Development Services Department, on June 29, 2023.

SCHEDULE 1-1-

SCHEDULE 2

APPROVED SCHEMATIC PLANS

Improvements for Suite 120 at 5627 Oberlin Drive, San Diego, California, to the extent included in that certain Construction Change #1 Submittal dated July 14, 2023, for Project No. PRJ-1066420.

SCHEDULE 2-1-

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

1.
Types of Coverage. Tenant shall maintain or cause Tenant’s contractors performing construction or renovation work to maintain such insurance as shall protect it from the claims set forth below that may arise out of or result from any Tenant Work, whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:
a.
Commercial General Liability. Commercial general liability insurance written on the ISO form CG 00 01 or equivalent, including products and completed operations, on an occurrence basis. Such coverage shall apply to all Tenant Work done by Tenant’s contractors and subcontractors of all tiers and provide insurance against personal injury, wrongful death, and property damage (other than to the Tenant Work itself). The policy shall include contractual liability coverage sufficient to address the obligations of the Lease and the Tenant Work. This insurance policy shall include Landlord Parties as additional insureds with endorsements equivalent to ISO CG 20 10 04/13 for ongoing operations, and to ISO CG 20 37 04/13 for completed operations. This policy shall be primary and noncontributory with respect to any other insurance available to an additional insured. The policy shall include endorsement ISO CG 24 04 or its equivalent, a waiver of subrogation in favor of the Landlord Parties. Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage. Coverage for completed operations must be maintained through the applicable statue of repose period following completion of the Tenant Work.
b.
Business Automobile Liability Insurance. Business Automobile Liability Insurance on an “occurrence” form covering any or all autos (including owned, hired, leased and non-owned vehicles) used by or on behalf of the insured, and providing insurance for bodily injury and property damage. The policy shall include coverage for loading and unloading activities. This policy shall include the Landlord Parties as additional insureds, with endorsements.
c.
Workers’ Compensation and Employer’s Liability Insurance. For all operations, Workers’ Compensation insurance in compliance with statutory limits for the Workers’ Compensation Laws of the state in which the Premises are located, and an Employer’s Liability limit of not less than $1,000,000 each accident.
d.
Contractors’ Pollution Liability. Contractors and subcontractors handling, removing or treating Hazardous Materials shall maintain pollution liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage or environmental damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), contractual liability coverage to cover liability arising out of cleanup, removal, storage or handling of hazardous or toxic chemicals, materials or substances, or any other pollutants (including mold, asbestos or

B-1-1

asbestos-containing materials); and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Claims-made coverage is permitted, provided that the policy retroactive date is continuously maintained prior to the commencement of the Tenant Work. This policy shall include the Landlord Parties as additional insureds, with endorsements.
e.
Professional Liability (Errors and Omissions). Contractors and subcontractors of any tier performing Tenant Work that includes any professional services, including design, architecture, engineering, testing, surveying or design/build services shall provide and maintain professional liability insurance. Coverage shall be maintained following completion of the Tenant Work through the applicable statute of repose of the state in which the Premises are located.

B-1-2

2.
Minimum Limits of Insurance. All coverage types as defined above to be procured by Tenant’s general contractor and designer for any Tenant Work shall be written for limits of insurance not less than:

Coverage	Cost of Work	Minimum Limits of Insurance
a. Commercial General Liability * Limits may be met by use of excess and/or umbrella liability insurance, provided that such coverage is at least as broad as the primary coverages required herein	<$200 million	$100 million per occurrence, general aggregate, and products and completed operations aggregate
	<$100 million	$50 million per occurrence, general aggregate, and products and completed operations aggregate
	<$50 million	$25 million per occurrence, general aggregate, and products and completed operations aggregate
	<$25 million	$10 million per occurrence, general aggregate, and products and completed operations aggregate
	<$10 million	$5 million per occurrence, general aggregate, and products and completed operations aggregate
	<$5 million	$2 million per occurrence, general aggregate, and products and completed operations aggregate
b. Commercial Automobile Liability	≥$25 million	$25 million combined single limit
	<$25 million	$10 million combined single limit
	<$10 million	$5 million combined single limit
* Limits may be met by use of excess and/or umbrella liability insurance, provided that such coverage is at least as broad as the primary coverages required herein	<$5 million	$2 million combined single limit
c. Workers’ Compensation	At all times	As required by Applicable Laws
d. Contractor’s Pollution Liability	At all times	$2 million per location and $4 million aggregate
e. Professional Liability (Errors and Omissions)	<$200 million	$10 million per project and in the aggregate
	<$75 million	$5 million per project and in the aggregate
	<$25 million	$2 million per project and $4 million aggregate
	<$10 million	$1 million per project and $2 million aggregate

B-1-3

3.
Notice of Cancellation. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord.
4.
Evidence of Insurance. Certificates of insurance, including required endorsements showing such coverages to be in force, shall be provided to Landlord prior to the commencement of any Tenant Work and prior to each renewal.
5.
Insurer Ratings. The minimum A.M. Best’s rating of each insurer shall be A-VII.
6.
Additional Insureds. The policies shall name Landlord Parties as additional insureds to the extent required by the Lease, the Work Letter or this Exhibit.
7.
Waiver of Subrogation. Tenant, contractors and subcontractors, and each of their respective insurers shall provide waivers of subrogation in favor of the Landlord Parties with respect to all insurance required by the Lease, the Work Letter or this Exhibit.
8.
Tenant’s Contractors. Tenant shall require all other persons, firms and corporations engaged or employed by Tenant in connection with the performance of Tenant Work to carry and maintain coverages with limits not less than those required by this Exhibit. Tenant’s contractors’ and subcontractors’ insurance compliance, including any coverage exceptions, shall be Tenant’s responsibility. Tenant shall incorporate these insurance requirements by reference within any contract executed by Tenant and its contractors. Tenant shall obtain and verify the accuracy of certificates of insurance evidencing required coverage prior to permitting its contractors, subcontractors (of any tier), suppliers and agents from performing any Tenant Work or services at the Premises. Tenant shall furnish original certificates of insurance with additional insured endorsements from Tenant’s contractors, subcontractors (of any tier), suppliers and agents as evidence thereof, as Landlord may reasonably request.
9.
No Limit of Liability. It is expressly acknowledged and agreed that the insurance policies and limits required hereunder shall not limit the liability of Tenant or its contractors or subcontractors, and that Landlord makes no representation that these types or amounts of insurance are sufficient or adequate to protect Tenant or its contractors’ or subcontractors’ interests or liabilities, but are merely minimums. Any insurance carried by Landlord shall be secondary and non-contributory to that carried by Tenant and/or its contractors or subcontractors.

B-1-4

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease (the “Lease”) dated as of [______], 2023, by IAMBIC THERAPEUTICS, INC., a Delaware corporation (“Tenant”), in favor of BRE-BMR OBERLIN LP, a Delaware limited partnership (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.
Tenant accepted possession of the Premises for use in accordance with the Permitted Use on [________], 20[__]. Tenant first occupied the Premises for the Permitted Use on [_______], 20[__].
2.
The Premises are in good order, condition and repair.
3.
The Tenant Improvements are Substantially Complete and the Spec Improvements are substantially complete.
4.
All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.
5.
In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [________], 20[__], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [________], 20[__].
6.
The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [________]].
7.
Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.
8.
The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [________], 20[__], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]-[__]/[__]/[__]	[ ]	$[ ] [monthly][OR][annually]	[ ]	[ ]

9.
The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

IAMBIC THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

EXHIBIT D

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BRE-BMR Oberlin LP
[***]

[Date]

Re:	Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of [________], 20[__] (the “Lease”), between BRE-BMR Oberlin LP (“Landlord”) and Iambic Therapeutics, Inc. (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Article 4 of the Lease.

If you have any questions, please do not hesitate to call [______] at ([___]) [___]-[____].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc: Jon Bergschneider

D-1

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

LETTER OF CREDIT

Date:	, 20

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $______, expiring at __:00 p.m. on _______ or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in _________ are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of _________ (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at _________ on or before the Expiry Date by personal presentation, courier or messenger service. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

E-1

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond _____ (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to: _________ (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

E-2

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of ___________, the sum of ____________ United States Dollars ($____________). Drawn under [Issuer] Letter of Credit No. ______________ dated _________.

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account: ________________________.]

[Name and signature block, with signature or purported signature of Beneficiary]

Date: ______________

E-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No. _______________ dated _______________ (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date: _______________

E-1

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.
The Project’s hours of operation are currently 24 hours a day seven days a week.
2.
No Tenant Party shall encumber or obstruct the common entrances, garage entrances, loading docks, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project, or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.
3.
Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s), or within a Tenant’s Premises if visible from the exterior of the Premises, in each case without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.
4.
If Landlord reasonably objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.
5.
No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) must enter through the Common Area, shall be restricted to such hours as Landlord designates, and shall be subject to such other reasonable restrictions as Landlord may impose. Tenant is required to remove pallets from the loading dock upon receiving deliveries.
6.
Tenant shall provide written notice to Landlord at least 48-hours in advance of any moves or deliveries that will utilize or commit the driveway and/or thoroughfare for thirty (30) minutes or longer. Tenant shall be responsible for any charges associated with facilitating moves or deliveries.
7.
Packages, food, catering and other all other deliveries that do not require the use of the loading dock shall be delivered to the Premises and shall not be left at the security desk, in the lobby, or in any other Common Area.
8.
All movement or handling of Hazardous Materials, including (without limitation) any equipment, packages or biohazardous materials must be conducted in accordance with all Applicable Laws and environmental health and safety plans established by Tenant for such purpose. Hazardous Materials shall not be left unattended in or outside the Premises at any time.

Any Hazardous Materials handled or transported through any Common Area shall be held in secondary containment devices, and shall be transported through designated elevators and paths of travel within the Building and the Project as approved by Landlord.
9.
Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.
10.
Tenant shall not use any method of HVAC other than that shown in the Tenant Improvement plans.
11.
Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.
12.
Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.
13.
Tenant shall store all trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials. Tenant shall not remove trash bins from enclosures within or outside the Building, and trash enclosures shall remain locked.
14.
Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord, and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.
15.
Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses from all applicable Governmental Authorities.
16.
The Premises shall not be used for lodging or for any illegal, improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment intended for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave and toaster ovens, toasters, air fryers, and other similar appliances for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

17.
Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.
18.
[Intentionally omitted]
19.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.
20.
Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed and secured.
21.
Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Upon Landlord’s request, Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.
22.
Tenant shall cooperate and participate in all reasonable security programs affecting the Premises. As of the Execution Date, there are no security programs in place at this Project.
23.
Tenant shall not permit any animals in the Project, other than Service Animals (as defined below) or for use in laboratory experiments in accordance with all Applicable Laws. “Service Animals” means dogs that are (a) recognized as “Service Animals” under the ADA and (b) individually trained to do work or perform tasks for a person with a disability. Dogs whose primary function is to provide comfort or emotional support shall not be considered a Service Animal and are not permitted on or in the Project.
24.
Skateboards, electric skateboards, hover boards, scooters, electric scooters, bicycles and electric bicycles (“Personal Transportation Equipment”) shall not be operated in areas designated as path of travel for pedestrian or vehicular use. Personal Transportation Equipment is to be stored within the Premises or other designated areas at all times, and is the sole responsibility of the owner of such Personal Transportation Equipment. Bike rooms and other designated areas shall not be used for overnight parking or storage of Personal Transportation Equipment, locks or other miscellaneous items. Items left by a Tenant Party in such designated areas for 24 hours or longer may be removed at Tenant’s expense without notice.
25.
All vehicles and Personal Transportation Equipment parked at the Project are parked at the risk of the vehicle or Personal Transportation Equipment owner. Unauthorized vehicles and Personal Transportation Equipment may be removed by Landlord without notice at the expense of the vehicle owner. Landlord shall have no liability for any damages caused by fire, theft, casualty, flood, EV charger use or any other cause whatsoever with respect to any vehicle (or its contents) or Personal Transportation Equipment parked at the Project. Parking lots/parking garages may not be used for overnight parking or storage of vehicles or other miscellaneous items without Landlord’s prior written approval. Vehicles and other miscellaneous items left by a Tenant Party in Landlord’s parking lots/parking garages for 24 hours or longer may be towed/removed at Tenant’s expense without notice.

26.
Electric vehicles may be charged using only electric vehicle charging stations installed for that purpose, and no other electrical outlets or connections at the Project may be used for charging vehicles of any kind. Vehicles that are not actively charging shall not be parked in EV reserved stalls, and may be towed/removed at Tenant’s expense without notice.
27.
Smoking and the use of smokeless tobacco products, cannabis products or electronic smoking devices (e.g., e-cigarettes) are prohibited at the Project.
28.
Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a quarterly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.
29.
If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, promptly pick up any litter, perform general cleaning, and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.
30.
All firearms of any kind, whether loaded or unloaded, and any other items, including (without limitation) knives or blades, intended for use as weapons are not permitted in the Building(s) or at the Project.
31.
Common shower facilities are intended for use by tenants of the Building(s) or Project after exercising or commuting. Common shower facilities are not to be used to treat exposure to Hazardous Materials or other potential hazards or contaminants. Tenants are required to provide separate shower facilities for employee use within individual Premises when required for the health and safety of their employees.
32.
Tenant shall not store or permit its employees to store personal belongings overnight in lockers within any Common Areas, including restrooms and shower facilities. Lockers are provided for day use only, and items left overnight may be removed without notice.
33.
Tenants will monitor and adhere to current Governmental Authorities’ regulations and guidance in order to maintain safe and healthy work environments.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT F

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public? [___] YES [___] NO

Food and/or Beverages? [___] YES [___] NO

If YES:

•
Will food be prepared on site? [___] YES [___] NO
•
Please describe:
•
Will alcohol be served? [___] YES [___] NO

F-1

•
Please describe:
•
Will attendees be charged for alcohol? [___] YES [___] NO
•
Is alcohol license or permit required? [___] YES [___] NO
•
Does caterer have alcohol license or permit? [___] YES [___] NO [___] N/A

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

F-2

EXHIBIT G

INTENTIONALLY OMITTED

G-1

EXHIBIT H

TENANT’S PROPERTY

(attached)

[***]

H-1

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

To:	BRE-BMR Oberlin LP
[***]

BioMed Realty, L.P.
[***]

Re:	[PREMISES ADDRESS] (the “Premises”) at [STREET ADDRESS], [CITY AND STATE] (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.
Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [_______], 20[__]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [_______], 20[__].
2.
Tenant took possession of the Premises, currently consisting of [_______] square feet, on [_______], 20[__], and commenced to pay rent on [_______], 20[__]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [ ]].
3.
All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__]. There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.
4.
Base rent is currently payable in the amount of $[_______] per month.
5.
Tenant is currently paying estimated payments of additional rent of $[_______] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.
6.
All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.
7.
The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].

I-1

8.
[Tenant has the following expansion rights or options for leasing additional space at the Property: [_______].][OR][Tenant has no rights or options to purchase the Property.]
9.
To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.
10.
The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., and any [other ]mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [____] day of [_______], 20[__].

[_______],

a [_______]

By:
Name:
Title:

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